Exhibit 21

TEXTRON INC. — Significant Subsidiaries

 (Unless indicated otherwise, all entities listed are wholly-owned.)

Name	Jurisdiction
TEXTRON INC.	Delaware
Aktiebolaget Benzlers	Sweden
Benzler Antriebstechnik Ges.mbH	Austria
Benzler Antriebstechnik GmbH	Germany
Benzler S.P.R.L./B.V.B.A. (50%; 50% - Benzler-TBA B.V.)	Belgium
Benzler-TBA B.V.	Netherlands
Benzler Transmission A.S.	Denmark
OY Benzler AB	Finland
Avco Corporation	Delaware
ARS Two Inc.	Delaware
Avco Rhode Island (2002) Inc.	Delaware
Christine Realty Co., Inc.	Pennsylvania
Ocean Acquisition LLC	Delaware
Overwatch Systems, Ltd.	Delaware
Overwatch MRI Research, Inc.	Delaware
Overwatch Systems of Virginia, Inc.	Virginia
Medical Numerics, Inc.	Virginia
Visual Learning Systems, Inc.	Montana
Textron Pacific Limited	Australia
Textron Systems Corporation	Delaware
Textron Systems Children’s Center, Inc. (not-for-profit)	Massachusetts
Textron Systems Rhode Island (2001) Inc.	Delaware
United Industrial Corporation	Delaware
AAI Corporation	Maryland
AAI/ACL Technologies, Inc.	Maryland
AAI/ACL Technologies Europe Limited	United Kingdom
AAI Aerosonde Pty Ltd.	Australia
Aerosonde Pty Ltd.	Australia
AAI Services Corporation	Maryland
McTurbine Inc.	Texas
Aerosonde North America, Incorporated	Colorado
ESL Defence (Holdings) Ltd.	United Kingdom
ESL Defence Limited	United Kingdom
Symtx, Inc.	Delaware
Bell Aircraft Services Company	Delaware
Edwards & Associates, Inc.	Tennessee
Aeronautical Accessories, Inc.	Tennessee
Aeronautical Accessories Rhode Island (2001) Inc.	Delaware
Aeronautical Rotor Blades, Inc.	Tennessee
Edwards & Associates Rhode Island (2002) Inc.	Delaware
Bell Helicopter Textron Inc.	Delaware
BHT Energy Company	Delaware
Bell Aerospace Services Inc.	Delaware
Bell/Agusta Aerospace Company LLC (60%; 40% - Agusta US, Inc.)	Delaware
Bell Helicopter Rhode Island Inc.	Delaware
Bell Helicopter Services Inc.	Delaware
Bell Helicopter Asia (Pte) Ltd.	Singapore
Bell Helicopter do Brasil Ltda. (99.99%; 0.01% - Bell Helicopter Textron Inc.)	Brazil
Bell Helicopter India Inc.	Delaware
Bell Helicopter Korea Inc.	Delaware
Bell Technical Services Inc.	Delaware
Cadillac Gage Textron Inc.	Michigan

Name	Jurisdiction
TEXTRON INC. (continued from prior page)
Cessna Aircraft Company	Kansas
Cessna Aircraft Rhode Island Inc.	Delaware
CitationShares Holding, L.L.C. (87.6%; 12.4% - TAG Aviation USA, Inc.)	Delaware
CitationShares Charter, L.L.C.	Delaware
CitationShares Management, L.L.C.	Delaware
CitationShares Sales, Inc.	Delaware
Cone Drive Operations Inc.	Delaware
David Brown (Delaware) Holdings Corporation	Delaware
Union Pump Company	Michigan
Union Pump Canada Limited (93%; 7% - Textron Inc.)	New Brunswick
Greenlee Textron Inc.	Delaware
Greenlee Plumbing Inc.	Delaware
HR Textron Inc.	Delaware
Kautex Inc.	Delaware
McCord Corporation	Michigan
Kautex of Georgia Inc.	Massachusetts
Textron Holdco Inc.	Rhode Island
MAAG Pump Systems Textron Inc.	North Carolina
Opto Acquisition Inc.	Ontario
Opto-Electronics Inc.	Ontario
Textron Atlantic Inc.	Delaware
David Brown (Thailand) Ltd.	Thailand
Elektrotechnische Spezialerzeugnisse Handels Vermietungs und Verpachtungs GmbH	Germany
E-Z-GO Canada Limited	Canada
Kautex Textron India Pvt. Ltd. (99%; 1% - Kautex Textron Verwaltungs-GmbH; liquidation in process)	India
Klauke Handelsgesellschaft m.b.H.	Austria
MAAG Textron Holding A.G.	Switzerland
MAAG Pump Systems Textron A.G.	Switzerland
Textron Acquisition Limited	United Kingdom
David Brown Group plc	United Kingdom
David Brown Benzlers A/S (90.9%; 9.1% - Aktiebolaget Benzlers)	Norway
David Brown Engineering Ltd.	United Kingdom
David Brown Defence Equipment Ltd.	United Kingdom
David Brown France Engrenages S.A.S.	France
David Brown Group Australian Partners (95%; 5% - David Brown Group plc)	Australia
David Brown Corporation of Australia Pty. Ltd. (99.9%; 0.1% - David Brown Engineering Ltd.)	Australia
David Brown Engineering & Hydraulics Pty. Ltd.	Australia
David Brown Gear Industries Australia Pty. Ltd.	Australia
David Brown Gear Industries Limited	Australia
David Brown Sadi S.A.	Belgium
David Brown Special Products Ltd.	United Kingdom
David Brown Vehicle Products Ltd.	United Kingdom
David Brown Gear Industries (Pty) Ltd.	South Africa
David Brown Hydraulics Danmark A/s	Denmark
David Brown Hydraulics (Deutschland) GmbH	Germany
David Brown Hydraulics Finland Oy	Finland
David Brown Hydraulics Italia S.r.l.	Italy
David Brown Investments Ltd.	United Kingdom
David Brown Pension Trustee Ltd.	United Kingdom
Hygate Transmissions Ltd.	United Kingdom

Name	Jurisdiction
TEXTRON INC.
Textron Atlantic Inc.
Textron Acquisition Limited (continued from prior page)
Ransomes Investment Corporation	Delaware
Ransomes America Corporation	Delaware
Cushman Inc.	Delaware
Ransomes Inc.	Wisconsin
STE Holding Inc.	Wisconsin
Ransomes plc	United Kingdom
Ransomes Jacobsen Limited	United Kingdom
Ransomes Overseas Services Limited	United Kingdom
Ransomes Pensions Trustee Company Limited	United Kingdom
Ransomes Property Developments Limited	United Kingdom
Ransomes Sims & Jeffries Limited	United Kingdom
Textron Golf & Turf plc (99.9%; 1 share -Textron Atlantic Inc.)	United Kingdom
Textron Limited	United Kingdom
Kautex Textron (UK) Limited	United Kingdom
Textron Global Technology Center Private Limited (99.9%; 1 share — Textron Inc.)	India
Textron Industrial S.r.l. (85%; 15% - Textron International Inc.)	Italy
Textron International Holding, S.L.	Spain
Bell Helicopter Supply Center N.V.	Netherlands
Bell Helicopter Textron Canada Limited/Limitée	Canada
Bell Helicopter Canada International Inc.	Canada
Kautex Textron Iberica S.L.	Spain
Kautex Textron Argentina S.R.L. (99.9%; 1 share — Textron International Holding, S.L.; liquidation in process)	Argentina
Kautex Textron do Brasil Ltda. (99.9%; 1 share - Textron International Holding, S.L.)	Brazil
Kautex Textron Portugal — Produtos Plasticos, Ldas.	Portugal
MAAG-Textron Italia S.r.l. (90%; 10% - Textron France E.U.R.L.)	Italy
Textron Capital B.V.	Netherlands
Textron France Holding S.A.R.L. (99.9%; 1 share — Textron France E.U.R.L.)	France
Cessna Citation European Service Center S.A.S. (99.9%; 1 share — Textron France E.U.R.L.)	France
MAAG Pump Systems Textron S.A.R.L.	France
Textron France E.U.R.L.	France
Ransomes Jacobsen S.A.S.	France
Textron Atlantic Holding GmbH	Germany
Textron Holding GmbH	Germany
Textron Deutschland Beteiligungs-GmbH	Germany
Gustav Klauke GmbH (94.9%; 5.1% - Textron International Holding, S.L.)	Germany
Kautex Textron Verwaltungs-GmbH (94.8%; 5.2% - Textron International Holding, S.L.)	Germany
Kautex Textron CVS Limited	United Kingdom
Kautex Textron GmbH & Co. K.G. (98.656778%; 0.671611% - Textron Holding GmbH; 0.671611% - Textron Deutschland Beteiligungs-GmbH)	Germany
Kautex Corporation	Nova Scotia
Kautex Textron Benelux B.V.B.A. (99.9%; 1 share - Kautex Textron Iberica S.L.)	Belgium
Kautex Textron Bohemia spol. s.r.o.	Czech Republic
Kautex Textron Italia S.r.l. (95%; 5% - Kautex Textron Iberica S.L.)	Italy
Kautex Lanbao (Changchun) Plastics Products Company, Limited (55%; 45% - Lanbao Technology Information Co., Ltd.)	PRC
Kautex Shanghai GmbH	Germany
Kautex (Guangzhou) Plastic Technology Co., Ltd.	PRC
Kautex (Shanghai) Plastic Products Co. Ltd.	PRC
Kautex (Shanghai) Plastic Technology Co., Ltd.	PRC
Kautex Textron de Mexico, S. de R.L. de C.V. (99.9%; 0.1% - Textron International Holding, S.L.)	Mexico
Kautex Textron Management Services Company de Puebla, S. de R.L. de C.V. (98%; 2% - Kautex Textron GmbH & Co. K.G.)	Mexico
Kautex Japan KK	Japan

Name	Jurisdiction
TEXTRON INC.
Textron Atlantic Inc.
Textron International Holding, S.L.
Textron France Holding S.A.R.L. (99.9%; 1 share — Textron France E.U.R.L.)
Textron France E.U.R.L.
Textron Holding GmbH
Textron Deutschland Beteiligungs-GmbH (continued from prior page)
MAAG Pump Systems Textron GmbH	Germany
Textron China Holdings S.R.L. (99%; 1% - Textron International Holding, S.L.)	Barbados
Textron Trading (Shanghai) Co., Ltd.	PRC
Textron Poland Sp. z o.o.	Poland
Textron China Inc.	Delaware
Textron Communications Inc.	Delaware
Textron Far East Pte. Ltd.	Singapore
Textron Fastening Systems Inc.	Delaware
Avdel Cherry Textron Inc.	New York
Textron Financial Corporation	Delaware
Cessna Finance Corporation	Kansas
Textron Financial Canada Limited	Ontario
Textron Financial Investment Corporation	Rhode Island
Textron Fluid and Power Inc.	Delaware
Textron Global Services Inc.	Delaware
Textron International Inc.	Delaware
Textron IPMP Inc.	Delaware
Textron Innovations Inc.	Delaware
Textron Management Services Inc.	Delaware
Textron Marine Services Company	Delaware
Textron Providence Inc.	Rhode Island
Textron Realty Corporation	Delaware
Textron Rhode Island Inc.	Delaware
TRAK International, Inc.	Delaware
Turbine Engine Components Textron (Newington Operations) Inc.	Connecticut
Westminster Insurance Company	Vermont